INDEPENDENT AUDITORS' CONSENT


We consent to the use in this amendment to the Registration Statement of Lorelei Corporation on Form SB-2 (File No. 333-94135) of our Report of Independent Auditors dated November 8, 2000 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ AHEARN, JASCO & COMPANY, P.A.
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Ahearn, Jasco & Company, P.A.
Certified Public Accountants

Pompano Beach, Florida
November 12, 2001